EXHIBIT 99.1

Arbutus and Qilu Pharmaceutical Enter into an Exclusive Licensing Agreement and Strategic Partnership to Develop and Commercialize AB-729 in mainland China, Hong Kong, Macau and Taiwan

Qilu Pharmaceutical, one of the leading pharmaceutical companies in China, becomes strategic partner to provide development, manufacturing and commercialization expertise for the mainland China, Hong Kong, Macau and Taiwan markets

Arbutus to receive $40 million in an upfront payment, up to $245 million in development and commercialization milestone payments, double-digit tiered royalties and a $15 million equity investment

WARMINSTER, Pa. and JINAN, China, Dec. 13, 2021 (GLOBE NEWSWIRE) -- Arbutus Biopharma Corporation (Nasdaq: ABUS), a clinical-stage biopharmaceutical company dedicated to developing a cure for people with chronic hepatitis B virus (HBV) infection, and Qilu Pharmaceutical, one of the leading pharmaceutical companies in China, today announced that the companies have entered into an exclusive licensing agreement and strategic partnership for the development and commercialization of AB-729 for the treatment or prevention of hepatitis B in mainland China, Hong Kong, Macau and Taiwan.

AB-729 is Arbutus’s lead RNA interference (RNAi) therapeutic that is currently in multiple Phase 2a proof-of-concept clinical trials designed to evaluate it in combination with other approved or investigational agents.

William Collier, President and Chief Executive Officer of Arbutus Biopharma, commented, “Qilu is an ideal partner for our AB-729 RNAi therapeutic given their extensive development, regulatory and commercialization capabilities in China. We are now positioned to bring AB-729 to the largest HBV patient population in need of a cure and to tap into one of the largest and most promising healthcare markets worldwide. We are committed to working with Qilu in this partnership which further validates the potential of AB-729 to address the unmet medical need in HBV.”

Qilu Pharmaceutical Chief Executive Officer, Ms. Yan Li commented, “The HBV patient population is significant in China. Based on clinical data achieved to-date, we believe in the potential of AB-729 to be a safe and effective treatment option in treating HBV. We look forward to collaborating with Arbutus to maximize the potential clinical value that AB-729 can bring to and benefit the millions of underserved HBV patients in China.”

Under the terms of the agreement, Arbutus will receive a $40 million upfront payment and will be entitled to additional payments of up to $245 million upon reaching certain development, regulatory and sales milestones. The above amounts are net of withholding taxes. Qilu will be responsible for funding all development and commercialization activities for mainland China, Hong Kong, Macau and Taiwan. Arbutus is also entitled to receive double-digit tiered royalties up to the low twenties percent on annual net sales. In addition, Qilu will make a $15 million equity investment in Arbutus common shares at a price of $4.19 per share, a 15% premium of Arbutus’ previous 30-day average closing stock price calculated from December 10, 2021.

The common shares to be sold in the private placement have been offered only to certain institutional and/or accredited investors in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The common shares have not been registered under the Securities Act or any state or other securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements of the Securities Act and applicable state securities laws. The Securities and Exchange Commission has not passed upon the merits of or given its approval to the common shares, the terms of the private placement or the accuracy or completeness of any private placement materials. The common shares sold in the private placement are subject to legal restrictions on transfer.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification or otherwise under the securities laws of any such state or jurisdiction.

About AB-729

AB-729 is an RNA interference (RNAi) therapeutic specifically designed to reduce all HBV viral proteins and antigens, including hepatitis B surface antigen, which is thought to be a key prerequisite to enable reawakening of a patient’s immune system to respond to the virus. AB-729 targets hepatocytes using Arbutus’ novel covalently conjugated N-acetylgalactosamine (GalNAc) delivery technology that enables subcutaneous delivery. Clinical data generated thus far has shown single- and multi-doses of AB-729 to be generally safe and well-tolerated while providing meaningful reductions in hepatitis B surface antigen and hepatitis B DNA.

About HBV

Hepatitis B is a potentially life-threatening liver infection caused by the hepatitis B virus (HBV). HBV can cause chronic infection which leads to a higher risk of death from cirrhosis and liver cancer. Chronic HBV infection represents a significant unmet medical need. The World Health Organization estimates that over 250 million people worldwide suffer from chronic HBV infection, while other estimates indicate that approximately 2 million people in the United States suffer from chronic HBV infection. Approximately 900,000 people die every year from complications related to chronic HBV infection despite the availability of effective vaccines and current treatment options.

About Arbutus

Arbutus Biopharma Corporation (Nasdaq: ABUS) is a clinical-stage biopharmaceutical company primarily focused on discovering, developing and commercializing a broad portfolio of assets with different modes of action to provide a cure for people with chronic hepatitis B virus (HBV) infection. The Company is advancing multiple product candidates with distinct mechanisms of action that suppress viral replication, reduce surface antigen and reawaken the immune system. Arbutus believes this three-prong approach is key to transforming the treatment and developing a potential cure for chronic HBV infection. Arbutus’ HBV product pipeline includes RNA interference (RNAi) therapeutics, oral capsid inhibitors, oral compounds that inhibit PD-L1 and oral HBV RNA destabilizers. In addition, Arbutus has an ongoing drug discovery and development program directed to identifying orally active agents for treating coronaviruses (including COVID-19). For more information, visit www.arbutusbio.com.

About Qilu Pharmaceutical

Qilu Pharmaceutical is a leading vertically integrated pharmaceutical company focused on discovering, developing, manufacturing and commercializing innovative medicines. With a diverse pipeline of novel therapeutics, 10 manufacturing sites and more than 23,000 employees worldwide, Qilu is dedicated to transforming scientific innovation by internal R&D across 5 R&D platforms based in the US (Seattle WA, Boston MA, San Francisco CA) and China (Shanghai, Jinan), and external partnership globally into healthcare solutions to address unmet medical needs. To date, Qilu has launched 200+ products with 30+ products "First to launch" in China and 3 products "D181 launch" in US with approximately US$4.2 billion sales revenue in 2020. For more information, please visit http://en.qilu-pharma.com.

Forward-Looking Statements and Information

This press release contains forward-looking statements within the meaning of the Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and forward-looking information within the meaning of Canadian securities laws (collectively, “forward-looking statements”). Forward-looking statements in this press release include statements about our future development plans for our product candidates; the expected cost, timing and results of our clinical development plans and clinical trials with respect to our product candidates; our expectations and goals for our collaboration with Qilu Pharmaceutical and any potential benefits related thereto; and the potential for our product candidates to achieve success in clinical trials.

With respect to the forward-looking statements contained in this press release, Arbutus has made numerous assumptions regarding, among other things: the effectiveness and timeliness of preclinical studies and clinical trials, and the usefulness of the data; the timeliness of regulatory approvals; the continued demand for Arbutus’ assets; and the stability of economic and market conditions. While Arbutus considers these assumptions to be reasonable, these assumptions are inherently subject to significant business, economic, competitive, market and social uncertainties and contingencies, including uncertainties and contingencies related to the ongoing COVID-19 pandemic.

Additionally, there are known and unknown risk factors which could cause Arbutus’ actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements contained herein. Known risk factors include, among others: anticipated pre-clinical studies and clinical trials may be more costly or take longer to complete than anticipated, may never be initiated or completed, or may not generate results that warrant future development of the tested product candidate; Arbutus may elect to change its strategy regarding its product candidates and clinical development activities; Arbutus may not receive the necessary regulatory approvals for the clinical development of Arbutus’ products; economic and market conditions may worsen; Arbutus and its collaborators may never realize the expected benefits of the collaborations; market shifts may require a change in strategic focus; and the ongoing COVID-19 pandemic could significantly disrupt Arbutus’ clinical development programs.

A more complete discussion of the risks and uncertainties facing Arbutus appears in Arbutus’ Annual Report on Form 10-K, Arbutus’ Quarterly Reports on Form 10-Q and Arbutus’ continuous and periodic disclosure filings, which are available at www.sedar.com and at www.sec.gov. All forward-looking statements herein are qualified in their entirety by this cautionary statement, and Arbutus disclaims any obligation to revise or update any such forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements contained herein to reflect future results, events or developments, except as required by law.

Contact Information

Investors and Media

William H. Collier
President and CEO
Phone: 267-469-0914
Email: ir@arbutusbio.com

Lisa M. Caperelli
Vice President, Investor Relations
Phone: 215-206-1822
Email: lcaperelli@arbutusbio.com